Exhibit 10. 3
FIRST AMENDMENT TO INTELLECTUAL PROPERTY
SECURITY AGREEMENT
     This First Amendment to Intellectual Property Security Agreement (this “First Amendment”) is made as of this 24th day of November, 2009 by and among:
     rue21, inc., a Delaware corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers from time to time party to the Credit Agreement (as defined below);
     r services llc, a Virginia limited liability company (the “Guarantor”) (the Lead Borrower and the Guarantor are hereinafter referred to, individually, as a “Grantor” and, collectively, as the “Grantors”); and
     BANK OF AMERICA, N.A., as Collateral Agent;
     in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
W I T N E S S E T H:
     WHEREAS, reference is made to that certain Credit Agreement, dated as of April 10, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) the Lead Borrower (as successor by merger to rue21, inc., a Pennsylvania corporation) and the other Borrowers from time to time party thereto (individually, a “Borrower” and, collectively with the Lead Borrower, the “Borrowers”), (ii) the Guarantor and the other Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iii) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer; and
     WHEREAS, reference is also hereby made to that certain Intellectual Property Security Agreement, dated as of April 10, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Intellectual Property Security Agreement”), by and among the Lead Borrower (as successor by merger to rue21, inc., a Pennsylvania corporation), the Guarantor and the Collateral Agent; and
     WHEREAS, the Grantors have requested that the Collateral Agent amend the Intellectual Property Security Agreement; and
     WHEREAS, the Collateral Agent has agreed to amend the Intellectual Property Security Agreement on the terms and conditions set forth herein.
     NOW, THEREFORE, it is hereby agreed as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Intellectual Property Security Agreement.
2.	Amendment to Exhibit C. EXHIBIT C to the Intellectual Property Security Agreement is hereby supplemented to include the United States trademark registrations and trademark applications listed on EXHIBIT C annexed hereto and made a part hereof.
3.	Ratification of Loan Documents. Except as otherwise expressly provided herein, all terms and conditions of the Intellectual Property Security Agreement remain in full force and effect. The Grantors hereby ratify, confirm, and reaffirm that all representations and warranties of the Grantors contained in the Intellectual Property Security Agreement are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.
4.	Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Collateral Agent:
(a)	The Collateral Agent shall have received counterparts of this First Amendment duly executed and delivered by each of the parties hereto.

(b)	All corporate and shareholder action on the part of the Grantors necessary for the valid execution, delivery and performance by the Grantors of this First Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Collateral Agent shall have been provided to the Collateral Agent.

(c)	The Grantors shall have paid in full all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution and delivery of this First Amendment and related documents.

(d)	After giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing.
5.	Miscellaneous.
(a)	This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this First Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.

(b)	This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)	Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

(d)	The Grantors represent and warrant that they have consulted with independent legal counsel of their selection in connection with this First Amendment and are not relying on any representations or warranties of the Collateral Agent or its counsel in entering into this First Amendment.

(e)	This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have hereunto caused this First Amendment to be executed and their seals to be hereto affixed as of the date first above written.

rue21, inc., as a Grantor

By:	/s/ Keith McDonough
Name:	Keith McDonough
Title:	Senior Vice President, Chief Financial Officer and Secretary

r services llc, as a Grantor

By:	/s/ Keith McDonough
Name:	Keith McDonough
Title:	Director and President

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ RICHARD D. HILL, JR.

Name:	RICHARD D. HILL, JR.
Title:	Managing Director
Signature Page to First Amendment to Intellectual Property Security Agreement

Exhibit C
Exhibit C to First Amendment to Intellectual Property Security Agreement

Exhibit C (Supplement)
List of Trademarks and Trademark Licenses
Trademark Registrations

Registered Owner of
Trademark or	Trademark or		RegVApp.	Reg./App
Servicemark	Servicemark	Country	Number	Date
rue 21, inc.	MÉTRO RUE21	US	AN 77/6 17851	AD 11/19/08
rue 21, inc.	MÉTRO BLACK RUE21	US	AN 77/717972	AD 4/20/09
rue 21, inc.	MÉTRO BLACK BY RUE21	US	AN 77/669893	AD 2/13/09
rue 21, inc.	PINK ICE RUE21	US	RN 3648607	RD 6/30/09
rue 21, inc.	TWENTYONE BLACK	US	AN 76/605499	RD 10/31/08
rue 21, inc.	RUE KICKS	US	AN 77/8 11 622	AD 8/24/09
Trademark Licenses
None
Exhibit to Intellectual Property Security Agreement